ASSET SALE AGREEMENT

                                 BY AND BETWEEN

                          THE C.F. BOHAM COMPANY, INC.,

                              dba THE HAMER GROUP,

                   AS ASSIGNEE FOR THE BENEFIT OF CREDITORS OF

                                DCH SENSORS, INC.

                                       AND

                                   H2SCAN LLC




                               September 18, 2002

                              ASSET SALE AGREEMENT

          THIS ASSET SALE AGREEMENT (this "Agreement") is entered into as of this 18th day of September, 2002, by and between THE C.F. BOHAM COMPANY, INC., dba THE HAMER GROUP ("Assignee"), AS ASSIGNEE FOR THE BENEFIT OF CREDITORS OF DCH SENSORS, INC., a California corporation ("Sensors"), and H2SCAN LLC, a Washington limited liability company ("Buyer").

                                    RECITALS

          A. Sensors has made a valid and binding assignment for benefit of creditors to Assignee in accordance with applicable law and that certain General Assignment of even date herewith, a true and correct copy or which has been provided by Assignee to Buyer (the "ABC"). Assignee wishes to sell the Acquired Assets and distribute the proceeds thereof to the creditors of Sensors, pursuant the terms and conditions of the ABC.

          B. Assignee is aware of the efforts of Assignor and its parent corporation DCH Technologies, Inc. ("Parent") to market the Acquired Assets (as defined below in Section 2.1), and is satisfied that such marketing efforts were
                 -----------
commercially reasonable.

          C. Assignee proposes to sell, assign, convey or otherwise transfer to Buyer all of its right, title and interest in, to and under the Acquired Assets, for an aggregate purchase price as set forth in Section 2.2 of this
                                                        -----------
Agreement.

          D. The parties hereto desire Buyer to purchase the Acquired Assets on the terms and conditions as set forth in this Agreement.

          NOW, THEREFORE, in reliance on the representations and warranties of each party to the other, in consideration of the covenants and agreements of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                       RULES OF CONSTRUCTION; DEFINITIONS
                       ----------------------------------

Section 1.1     Rules of Construction.  Unless the context otherwise requires:
                ---------------------

     (i) A capitalized term has the meaning assigned to it in this Agreement;

     (ii) An accounting term not otherwise defined herein has the meaning assigned to it in accordance with generally accepted accounting principles ;

     (iii) Words in the singular include the plural, and words in the plural include the singular;

     (iv) Words in the masculine gender include the neuter and feminine genders, words in the feminine gender include the neuter and masculine genders and words in the neuter gender include the feminine and masculine genders; and

     (viii) The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. References herein to Articles, Sections, Schedules or Exhibits mean and refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement, unless otherwise specified.

     Section 1.2     Definitions.  For purposes of this Agreement, and in
                     -----------
addition to the definitions set forth throughout this Agreement, the following terms shall have the meanings ascribed to them in this Section 1.2:

     "Intellectual  Property  Rights"  means  all  worldwide  industrial  and
      ------------------------------
intellectual property rights to the extent owned or licensed by Sensors prior to the ABC and transfered to Assignee pursuant to the ABC, including, without limitation, patent rights (including without limitation patents, patent applications, continuations, continuations-in-part, reissues, renewals, reexaminations, additions and extensions of any such patents and patent applications, as well as any related patents that may in the future issue therefrom), trademarks, trademark applications, trade names, service marks, service mark applications (whether registered or not), copyright copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithm, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

     "Known"  means, to the actual or constructive knowledge of the Assignee, or
      -----
a  matter  of  public  record,  but  excepting  possessory  liens,  if  any.

     "Person" means any individual, firm, corporation, partnership, trust,
      ------
incorporated or unincorporated association, joint venture, joint stock company, governmental entity, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.


                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

     Section 2.1     Purchase and Sale of the Assets.  Buyer agrees to buy, and
                     -------------------------------
Assignee agrees to sell, assign, transfer, convey and deliver, upon the terms herein and subject and pursuant to the covenants, conditions, representations and warranties contained in this Agreement, all of Assignee's right, title and interest in, to and under the business, properties and assets of Sensors, whether real, personal, tangible, intangible or mixed, including customer lists, customer contracts included in Schedule E attached hereto (the "Assigned Contracts"), customer contact files, accounts receivable, new and used inventory, property, plant and equipment, Intellectual Property Rights, files, books, records and all other properties and assets used in the operation of Sensors' business (the "Business"), including but not limited to those assets listed in Schedules A through E hereto (the "Acquired Assets"). Upon completion
          ---------------------              ---------------
of the transactions contemplated by this Agreement, the Acquired Assets shall be sold, assigned, transferred, conveyed and delivered to Buyer free and clear of all Known liens, charges and encumbrances. Assignee does not sell hereunder, and Buyer does not purchase from Assignee or Sensors, any of Sensor's cash or cash equivalents such as bank accounts or deposits used in the operation of the Business (except as listed in the above-referenced Schedules A through E), and any tax or insurance refunds.

     Section 2.2     Purchase Price.  The purchase price (the "Purchase Price")
                     --------------                            --------------
for the Acquired Assets shall be the sum of (x) FIFTY THOUSAND DOLLARS ($50,000) in consideration of the Fixed Assets, (y) ONE HUNDRED SIXTY SEVEN THOUSAND SEVEN HUNDRED SEVENTY FOUR DOLLARS AND SIXTY TWO CENTS ($167,774.62) in consideration of Inventory, and (z) the aggregate value of accounts receivable, less any amounts overdue by ninety (90) days, as set forth on Schedule B attached hereto.

     Section 2.3     Payment of Purchase Price.   At the closing of the sale and
                     -------------------------
purchase of the Acquired Assets contemplated by this Agreement (the "Closing"),
                                                                     -------
Buyer shall pay, by wire transfer to a bank account designated by Assignee on the date of Closing (the "Closing Date"), an amount equal to the Purchase Price.
                          ------------

     Section 2.4     Assumption of Liabilities.  At the Closing, Buyer shall
                     -------------------------
assume the liabilities of and perform the obligations of Sensors under the Assigned Contracts to the extent that such liabilities relate to performance on or after the Closing Date (the "Assumed Liabilities"). Except for the Assumed Liabilities, and Sensors' specific obligations under the Assumed Liabilities, Buyer does not assume and shall under no circumstances be responsible for any liabilities or obligations of Assignee or Sensors of any kind or nature whatsoever.

     Section 2.5     Sales Taxes.  Buyer shall bear all sales, transfer and
                     -----------
similar taxes incurred under the laws of the United States of America or any foreign, State or local taxing authority thereof or therein in connection with the sale of the Acquired Assets.

     Section 2.6     Non-Transferable Assets of Sensors.  If any of the Acquired
                     ----------------------------------
Assets, or any claim, right or benefit arising under or resulting from the Acquired Assets (collectively, the "Rights") is not capable of being transferred from Sensors to Assignee, on the Closing Date without the approval, consent or waiver of any third Person, or if the transfer of a Right would constitute a breach of any obligation under, or a violation of, any applicable law unless the approval, consent or waiver of such third Person is obtained, then, this Agreement shall not constitute an agreement to transfer such Rights, and such Rights shall remain in the possession of Sensors in trust for Buyer (as set forth in that certain letter from Sensors to Buyer of even date herewith ("Side Letter") unless and until such approval, consent or waiver has been obtained, at which time such Rights shall immediately transfer to Buyer.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ASSIGNEE
                   ------------------------------------------

     Assignee represents and warrants to Buyer as follows:

     Section 3.1     Authority.
                     ---------

          (a) Appointment. Assignee has been duly appointed assignee for the benefit of creditors of Sensors. Sensors has made a valid and binding assignment for the benefit of creditors pursuant to the ABC. Assignee has the capacity and all requisite corporate power and authority to enter into this Agreement and other documents contemplated hereby (collectively with this Agreement, the "Transaction Documents"), to convey, sell and assign the Acquired
                ---------------------
Assets and Assumed Liabilities, and to perform its other obligations hereunder and thereunder.

          (b)     Consents.  No consent, approval, order or authorization of, or
                  --------
registration, declaration or filing with, any person or entity is required to be obtained by Assignee in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for where the failure to obtain such consents, approvals and the like, would not prevent or delay Assignee from performing its obligations under this Agreement.

     Section 3.3     Title to Assets.  Assignee has, or shall acquire prior to
                     ---------------
the Closing, and Assignee shall assign, convey and transfer to Buyer hereunder, good and marketable title to all Acquired Assets, free and clear of any and all Known liens, charges and encumbrances. Other than the Transaction Documents, there is no agreement, option or other right or privilege outstanding in favor of any Person for the purchase from Assignee of any of the Acquired Assets.

     Section 3.4     No Contravention of Laws.  The execution, delivery and
                     ------------------------
performance by Assignee of this Agreement and the consummation of the transactions contemplated hereby, including the sale and delivery of the Acquired Assets, will not constitute a violation or contravention of (a) any provision of law, (b) any rule or regulation of any agency or government, or (c) any order, writ, judgment, injunction, decree, determination or award to which the Acquired Assets are subject.

     Section 3.5     Process.  Assignee has taken all steps and done all things
                     -------
necessary to effect the ABC under applicable laws, and to sell, convey, transfer and assign all of the Acquired Assets to Buyer. Upon Closing, all of Sensors stated liabilities and obligations to creditors as provided to Assignee pursuant to California Code of Civil Procedure section 1802(c) (other than the Assumed Liabilities) will be paid in full promptly following the Closing.

     Section 3.6     Fees and Expenses.  Neither Assignee nor any of its
                     -----------------
stockholders, directors, officers or employees has caused Buyer to become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Buyer hereby represents and warrants to Assignee that:

     Section 4.1     Organization; Good Standing; Qualification and Power. Buyer
                     ----------------------------------------------------
is a limited liability company duly incorporated, validly existing and in good standing under the laws of the state of its formation, has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is presently being conducted.

     Section 4.2     Authority.
                     ---------

          (a)     Corporate Action. Buyer has all requisite organizational power
                  ----------------
and authority to enter into this Agreement and to perform its obligations under each Transaction Document to which it is a party and to consummate the transactions contemplated thereby.

          (b)     Consents.  No consent, approval, order or authorization of, or
                  --------
registration, declaration or filing with, any person or entity is required to be obtained by Buyer in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for where the failure to obtain such consents, approvals and the like, would not prevent or delay Buyer from performing its obligations under this Agreement.

     Section 4.3     Fees and Expenses.  Neither Buyer nor any of its
                     -----------------
stockholders, directors, officers or employees has caused Assignee or Sensors to become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     Section 4.4     Assets Being Acquired and Liabilities Being Assumed "As
                     -------------------------------------------------------
Is".   Buyer agrees with and represents to Assignee that the Acquired Assets and the Assumed Contracts have been, to the extent desired by Buyer, inspected by Buyer and that the foregoing are being acquired or assumed, as the case may be, "As Is" as a result of that inspection and not as a result of any representations or warranties made by Assignee, Sensors or any of their respective agents (other than the representations and warranties contained herein). Buyer acknowledges that neither Assignee nor Sensors has made any warranties or representations regarding the past or projected revenues from the Acquired Assets. Buyer hereby expressly waives any and all claims (i) for damages or (ii) for rescission or cancellation of this Agreement or the purchase of the Acquired Assets and assumption of the Assumed Liabilities, because of any actual or alleged statements made by Sensors or any agent of Sensors, other than the representations expressly contained in this Agreement.

                                    ARTICLE V

                                     CLOSING
                                     -------

     Section 5.1     The Closing.  Subject to each party's delivery of the items
                     -----------
specified in Section 5.2 and 5.3, the consummation of the transactions contemplated by this Agreement will take place at the offices of Assignee no later than September 17, 2002 ("Closing Date"), at a time to be mutually agreed upon by the parties.

     Section 5.2     Items to be Delivered by Buyer.  On the Closing Date, Buyer
                     ------------------------------
shall deliver to Assignee the Purchase Price as specified in Sections 2.2 and
2.3 hereof, or proof satisfactory to Assignee that such Purchase Price has been paid.

     Section 5.3     Items to be Delivered by Assignee, Parent and/or Sensors.
                     --------------------------------------------------------

               (a) On the Closing Date, Assignee shall deliver to Buyer an executed bill of sale in the form of Exhibit 1 hereto (the "Bill of Sale").

               (b) On the Closing Date, the Assignee shall deliver to Buyer the executed assignments of the Assigned Contracts, Intellectual Property Rights and all other Acquired Assets (other than tangible personal property) in the form of Exhibit 2 hereto, including the consent of any third Person as necessary.

               (c) Following the Closing Date, any accounts receivable transferred to Buyer but paid to Sensors or Assignee shall be forwarded to Buyer as immediately available funds.

               (d) On the Closing Date and simultaneously with the foregoing deliveries, Parent and Sandia Corporation ("Sandia") shall enter into an amendment of that certain License Agreement between Sandia Corporation ("Sandia") and Parent (License No. 96-C00333) ("Sandia License") substantially in the form approved by Buyer.

               (e) On the Closing Date and immediately following the amendment of the Sandia License, Parent and Buyer shall enter into the Technology Transfer Agreement and shall consummate the transactions contemplated thereby, including without limitation, assignment of the Sandia License to Buyer, and Sandia's consent thereto.

               (f) On the Closing Date, Sensors and Parent shall have delivered the Side Letter, in form and substance satisfactory to Buyer.

               (g) On the Closing Date, Parent shall have delivered to Sensors a release from any and all intercompany debt from Sensors to Parent.

     Section 5.4     Items to be Removed by Buyer.  Buyer shall remove all
                     ----------------------------
Acquired Assets from Sensors (at Buyer's sole expense) by October 31, 2002.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF ASSIGNEE
                 -----------------------------------------------

     The obligations of Assignee hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived by Assignee, but only in a writing signed by Assignee):

     Section 6.1     Covenants.  Buyer shall have performed and complied with
                     ---------
all of its covenants and obligations required to be performed by it under this Agreement on or before the Closing Date.

     Section 6.2     Accuracy of Representations and Warranties.  The
                     ------------------------------------------
representations and warranties of Buyer set forth in this Agreement shall be true and accurate on and as of the Closing Date with the same force and effect as if they had been made at the Closing.

     Section 6.3     Payment of Purchase Price.  At the Closing, Buyer shall
                     -------------------------
have remitted to Assignee the full amount of the Purchase Price.


                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
                  --------------------------------------------

     The obligations of Buyer hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived by Buyer, but only in a writing signed by Buyer):

     Section 7.1     Covenants.  The Assignee shall have performed and complied
                     ---------
with all of its covenants and obligations contained in this Agreement which are intended to be performed or complied with on or before the Closing Date.

     Section 7.2     Accuracy of Representations and Warranties.  The
                     ------------------------------------------
representations and warranties of Assignee in this Agreement shall be true and accurate on and as of the Closing Date with the same force and effect as if they had been made at the Closing.

     Section 7.3     Financing.  Buyer shall have obtained financing sufficient
                     ---------
to fund the payment of the Purchase Price, together with reasonable working capital, all on terms reasonably satisfactory to Buyer.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

     Section 8.1     Governing Law.  The laws of the State of California
                     -------------
(irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. All actions and proceedings relating directly or indirectly to this Agreement shall be litigated in any state court or federal court located in Los Angeles County, California. The parties hereto expressly consent to the jurisdiction of any such court and to venue therein.

     Section 8.2     Assignment; Binding Upon Successors and Assigns.  None of
                     -----------------------------------------------
the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that
                                                     --------  -------
Buyer may assign, without the prior written consent of Assignee, its right to purchase the Acquired Assets to any Person wherein Buyer owns, directly or indirectly, fifty percent (50%) or more of the issued and outstanding stock, interests or voting securities therein, provided that no such assignment shall relieve Buyer of its obligations hereunder unless Assignee consents to such novation, which consent shall not be unreasonably withheld. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 8.3     Severability.  If any provision of this Agreement, or the
                     ------------
application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

     Section 8.4     Counterparts.  This Agreement may be executed in any number
                     ------------
of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

     Section 8.5     Other Remedies.  Except as otherwise provided herein, any
                     --------------
and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     Section 8.6     Amendment and Waivers.  Any term or provision of this
                     ---------------------
Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby.
The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

     Section 8.7     Notices.  All notices and other communications pursuant to
                     -------
this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Assignee, to:

          The C.F. Boham Company, Inc.
          dba The Hamer Group
          15303 Ventura Boulevard
          Suite 1080
          Sherman Oaks, CA 91403
          Attention:  Nigel Hamer
          Telecopier: (818) 382-9990

     With a copy to:

          Clark & Trevithick
          800 Wilshire Boulevard, 12th Floor
          Los Angeles, California 90017
          Attn:  John Lapinski, Esq.
          Telecopier: (213) 624-9441

     And if to Buyer, to:

          H2scan LLC
          c/o Steven A. Huenemeier, President
          16560 Vasquez Canyon Road
          Canyon Country, CA  91351
          Telecopier: (661) 252-8401

     And:

          H2scan LLC
          c/o Dennis Reid, Chairman of the Board
          17711 N.E. 147th Street
          Brush Prairie, WA  90606
          Telecopier: (360) 666-1450

     With a copy to:

          Joyce & Joyce, Attorneys At Law, A.P.C.
          Post Office Box 9056
          La Jolla, California  92038
          Attention:  Jena K. Joyce, Esq.
          Telecopier:  (858) 454-3346

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such copy during normal business hours shall have confirmed receipt of the communication (and if received at other times, then at the start of next business day), (c) in the case of delivery by nationally-recognized overnight courier, next day delivery requested, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

     Section 8.8      Construction of Agreement.  This Agreement has been
                      -------------------------
negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     Section 8.9     No Joint Venture.  Nothing contained in this Agreement will
                     ----------------
be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     Section 8.10      Further Assurances.  Each party agrees to cooperate fully
                       ------------------
with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     Section 8.11     Absence of Third Party Beneficiary Rights.  No provisions
                      -----------------------------------------
of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, expect as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     Section 8.12     Public Announcement.  The parties shall cooperate with
                      -------------------
respect to any public announcement relating to the transactions contemplated hereby; and neither party will issue any public statement announcing such transaction without the prior consent of the others, except as such party in good faith (based upon advise of counsel) believes is required by law or rules of a stock exchange and following notice to the other party.

     Section 8.13     Entire Agreement.  This Agreement, the exhibits hereto and
                      ----------------
the documents referred to herein and therein constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto, other than any confidentiality agreements entered into among the parties hereto which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Sale Agreement as of the date first above written.


                               ASSIGNEE:

                               THE C.F. BOHAM COMPANY, INC.,
                               dba THE HAMER GROUP, as Assignee
                               for the Benefit of Creditors of DCH Sensors, Inc.

                               By:  /s/  Nigel Hamer
                                  -----------------------------
                                 Name:   Nigel Hamer
                                 Title:  President



                               BUYER:

                               H2SCAN LLC

                               By:  /s/  Steven A. Huenemeier
                                  -----------------------------
                                 Name:   Steven A. Huenemeier
                                 Title:  President and Chief Executive Officer

                               By:  /s/  Dennis Reid
                                  -----------------------------
                                 Name:   Dennis Reid
                                 Title:  Senior Vice President

                                   SCHEDULE A
                                   ----------

                                    INVENTORY


                              See attached listing.

                                   SCHEDULE B
                                   ----------

                               ACCOUNTS RECEIVABLE


                              See attached listing.

   Note: Any accounts receivable overdue by more than ninety (90) days shall be deemed uncollectable and shall be deducted from the purchase price at Closing.

                                   SCHEDULE C
                                   ----------

                                  FIXED ASSETS


                              See attached listing.

                                   SCHEDULE D
                                   ----------


                                INTANGIBLE ASSETS



All items pertaining to the design, fabrication, processing, testing of DCH Sensor products, including without limitation all source and object code, algorithm, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda, records, sketches, drawings, designs, forms, and computer files, and all Intellectual Property Rights pertaining thereto.

                                   SCHEDULE E
                                   ----------

                               ASSUMED LIABILITIES


1.   Contract to Purchase 24 Sensor Wafers from IC Sensors (see attached).

2.   Backlog of Purchase Orders and Commitments (copy attached)

3. Product Warranties on Sold Units (description of warranty attached) except not including any warranty for any products sold to Westinghouse.

                                    EXHIBIT 1
                                    ---------

                              FORM OF BILL OF SALE

                                  See attached.

                                    EXHIBIT 2
                                    ---------

   FORM OF ASSIGNMENT OF CONTRACTS, INTELLECTUAL PROPERTY RIGHTS AND INTANGIBLE
                                     ASSETS

                                  See attached.

                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS,
                     ---------------------------------------
               INTELLECTUAL PROPERTY RIGHTS AND INTANGIBLE ASSETS
               --------------------------------------------------


          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT OF CONTRACTS, INTELLECTUAL PROPERTY RIGHTS AND INTANGIBLE ASSETS (this "Assignment") is made as of September 18th, 2002, by and between THE C.F. BOHAM COMPANY, INC., dba THE HAMER GROUP ("Transferor"), AS ASSIGNEE FOR THE BENEFIT OF CREDITORS OF DCH SENSORS, INC., a California corporation ("Sensors"), and H2SCAN LLC, a Washington limited liability company ("Transferee").

                                    RECITALS
                                    --------

     A. Transferor has acquired certain intangible rights of Sensors in connection with the assignment for the benefit of creditors ("ABC") of substantially all of the assets of Sensors (the "Acquired Assets," as more specifically defined in that certain Asset Sale Agreement of even date herewith between Transferor and Transferee (the "ASA")), including without limitation the Intellectual Property Rights (as defined in the ASA), Assigned Contracts (as defined in the ASA) and any other intangible rights or property formerly owned by Sensors and transferred to Transferor pursuant to the ABC (collectively, the "Intangible Assets").

     B. Pursuant to the ASA, Transferor now desires to assign and transfer to Transferee all of its right, title and interest in and to the Intangible Assets, to the extent such right, title and interest may exist and is assignable by Transferor, and subject to the payments, terms, covenants, obligations, agreements and restrictions set forth therein, and Transferee desires to accept such Intangible Assets and be bound by the terms thereof.

     NOW THEREFOR, in consideration of the mutual covenants and conditions hereinbelow set forth, it is agreed:

     1. Effective as of the Closing (as defined in the ASA), Transferor assigns and transfers to Transferee and its successors and assigns, all of Transferor's right, title and interest in and to the Intangible Assets, subject to the payments, terms, covenants, obligations, agreements and restrictions set forth therein, to the extent assignable by Transferor.

     2. Effective as of the Closing, Transferee accepts the assignment of the Intangible Assets, shall be entitled to all rights and benefits otherwise accruing to the Transferor thereunder and hereby assumes and agrees to be bound by the terms thereof from and after the Closing.

     3. This Assignment may be executed in counterparts, which taken together shall constitute one and the same instrument. Facsimile signatures shall be binding.

     4. The provisions of this instrument shall be binding upon and inure to the benefit of Transferor and Transferee and their respective successors and assigns.

     5. This Assignment shall be governed by the laws of the State of California.


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     6.     Transferee and Transferor each hereby covenants that it will, at any time and from time to time, execute any documents and take such additional actions as Transferor or Transferee, as applicable, or their respective successors or assigns, shall reasonably require in order to more completely or perfectly carry out the transfers intended to be accomplished by this Assignment.

     IN WITNESS WHEREOF, Transferor and Transferee have executed this Assignment and Assumption of Assigned Contracts, Intellectual Property Rights and Intangible Assets as of the date set forth above.

                                     TRANSFEROR:

                                     The C.F. Boham Company, dba The Hamer Group


                                     /s/ Nigel Hamer
                                     ---------------------------------------
                                     By: Nigel Hamer, President


                                     TRANSFEREE:

                                     H2scan LLC


                                     /s/ Steven A. Huenemeier
                                     ---------------------------------------
                                     Steven A. Huenemeier, President and CEO


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